Exhibit 4.1

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

COMMON STOCK

PAR VALUE $0.01

COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND

COLLEGE STATION, TX

Certificate Number

ZQ00000000

Shares

* * 000000 ******************

* * * 000000 ***************** **** 000000 **************** ***** 000000 *************** ****** 000000 **************

ASHFORD HOSPITALITY PRIME, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFIES THAT

**** Mr. Alexander David Sample MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

CUSIP 044102 10 1

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

**000000** Shares ***ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO

FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

Ashford Hospitality Prime, Inc. (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Articles of Amendment and Restatement and the Amended and Restated Bylaws of the Company, each as may be amended from time to time (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE TRUST COMPANY, N.A.

TRANSFER AGENT AND REGISTRAR,

Chief Executive Officer

Secretary

By

AUTHORIZED SIGNATURE

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4

CUSIP XXXXXX XX X Holder ID XXXXXXXXXX

Insurance Value 00.1,000,000 Number of Shares 123456

DTC 12345678901234512345678

Certificate Numbers Num/No Denom. Total.

1234567890/1234567890 111 1234567890/1234567890 222 1234567890/1234567890 333 1234567890/1234567890 444 1234567890/1234567890 555 1234567890/1234567890 666

Total Transaction 7 1234567

ASHFORD HOSPITALITY PRIME, INC.

The Company is authorized to issue Common Stock, par value $0.01 per share, and Preferred Stock, par value $0.01 per share.

The shares of Capital Stock represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer primarily for the purpose of the Company’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Except as expressly provided in the Company’s Charter, (i) no Person may Beneficially Own or Constructively Own shares of Common Stock of the Company in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding Common Stock of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) with respect to any class or series of shares of Capital Stock other than Common Stock, no Person may Beneficially Own or Constructively Own more than 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of such stock of the Company (collectively, (i) and (ii) are referred to herein as the “Ownership Limit”), unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own shares of Capital Stock that would result in the Company being “closely held” under Section 856(h) of the Code, would cause either the Company to be considered to constructively own after application of the constructive ownership rules of Section 856(d)(5) of the Code an interest in a tenant that is described in Section 856(d)(2)(B) of the Code for purposes of applying Section 856(c) of the Code or Ashford Hospitality Prime Limited Partnership (or any successor thereto) to be considered to constructively own after application of the constructive ownership rules of Section 856(d)(5) of the Code, as modified by the rules of Section 7704(d) of the Code, an interest in a tenant that is described in Section 856(d)(2)(B) of the Code for purposes of applying Section 7704(d) of the Code, or otherwise would cause the Company to fail to qualify as a REIT under the Code; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in shares of Capital Stock of the Company being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which cause or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on Transfer are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit (except as otherwise provided in the Company’s Charter) of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in violation of the Transfer restrictions described above shall have no claim, cause of action or any recourse whatsoever against a transferor of such shares of Capital Stock. All capitalized terms in this legend have the meanings defined in the Company’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer, will be furnished to each holder of shares of Capital Stock of the Company on request and without charge.

The Company will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Company is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of a subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Company or to its transfer agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common UNIF GIFT MIN ACT - Custodian

(Cust) (Minor)

TEN ENT - as tenants by the entireties under Uniform Gifts to Minors Act

(State)

JT TEN - as joint tenants with right of survivorship UNIF TRF MIN ACT - Custodian (until age )

and not as tenants in common (Cust)

under Uniform Transfers to Minors Act

(Minor) (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares

Attorney

of the Capital Stock represented by the within certificate, and do hereby irrevocably constitute and appoint to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated: 20

Signature:

Signature:

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state. 1234567 SECURITY INSTRUCTIONS ON REVERSE